Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact: Andrew Regrut
(614) 278-7209
aregrut@biglots.com

Big Lots Completes $725 Million Sale/Leaseback Transactions

Company Reports Continued Strong Sales in June

COLUMBUS, Ohio, June 16, 2020 -- Big Lots, Inc. (NYSE: BIG) today announced the closure of its previously announced sale and leaseback transactions with affiliates of Oak Street Real Estate Capital, LLC ("Oak Street") relating to its four company-owned distribution centers. Gross proceeds from the transactions were $725 million and net proceeds, after expenses and taxes, are expected to be approximately $550 million.

Prior to closing, the company used $120 million of cash on hand to pay down all of its outstanding borrowings on its revolving credit facility. The company intends to use the net proceeds from the transactions to provide additional liquidity and, as market conditions normalize, for other corporate purposes, including potential share repurchases pursuant to future authorizations from the company's Board of Directors.

Commenting on today's announcement, Bruce Thorn, President and CEO of Big Lots said, "We are pleased to have closed the transactions with Oak Street. On top of our recent positive business trends, the proceeds from the transactions provide us with a strong liquidity position. As we continue to see a return to a more normal operating environment, we expect to use this liquidity to take additional actions to drive shareholder value, including share repurchases and high-return growth initiatives, while remaining highly focused on growing free cash flow from ongoing operations."

As previously communicated, the transactions involve the company's distribution centers in Columbus, OH, Durant, OK, Montgomery, AL, and Tremont, PA. Initial lease terms are fifteen years for the Columbus, OH and Montgomery, AL facilities, and twenty years for the Durant, OK and Tremont, PA facilities. The company will pay base cash rent under each lease subject to an annual 2% escalation.

The company also reported that comparable sales for the second quarter to date, including the first two weeks of June, have continued to be up strongly and well ahead of expectations. As previously communicated, the company expects these trends will moderate over the balance of the quarter due to a number of factors, including competitors and other retailers reopening, the planned cancellation of the July Friends and Family event, potential inventory constraints in certain categories, and the abatement of stimulus-driven demand. The company expects to provide a business update and updated outlook at the end of the fiscal month.

About Big Lots, Inc.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,403 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company's mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best places to work" culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

About Oak Street Real Estate Capital, LLC

Oak Street Real Estate Capital, LLC ("Oak Street") is a Chicago-based real estate investment firm focused on acquiring properties net-leased to investment grade rated tenants. Oak Street specializes in providing unique and flexible real estate solutions to a variety of organizations including corporations, healthcare systems, universities, and government entities. For more information, please email info@oakstreetrec.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words "anticipate," "estimate," "expect," "objective," "goal," "project," "intend," "plan," "believe," "will," "should," "may," "target," "forecast," "guidance," "outlook" and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company's most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.